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                                                                    Exhibit 2(e)


                                VOTING AGREEMENT

           This VOTING AGREEMENT, dated as of April 23, 2001 (this "Agreement"), is by and among (i) The Mortensen 2000 Family Resource Trust, The Mortensen Charitable Trust, CAVCO of North Florida, Inc., The Arnouse Charitable Trust and Michael Arnouse (collectively, the "Principal Stockholders"), (ii) rStar Corporation, a Delaware corporation (the "Corporation"), and (iii) Gilat Satellite Networks Ltd., an Israeli corporation ("Gilat Israel") and Gilat Satellite Networks (Holland) B.V., a Dutch corporation (and together with Gilat Israel, the "Gilat Stockholders"). Capitalized terms used, but not otherwise defined, herein shall have the meanings given them in the Acquisition Agreement (as defined below). All references herein to the masculine gender shall be deemed to include the feminine or neuter genders, where the context so requires.

                                   WITNESSETH:

           WHEREAS, concurrently with the execution and delivery of this Agreement, the Corporation and Gilat Israel, together with certain of its subsidiaries and affiliates, have entered into an Acquisition Agreement (the "Acquisition Agreement") dated April 23, 2001 providing for the consummation of the Sale on the terms and subject to the conditions set forth therein.

           WHEREAS, as a condition to, and in consideration for, the Parties' willingness to enter into the Acquisition Agreement and to consummate the Sale and the other transactions thereby, pursuant to Section 3.2 of the Acquisition Agreement, the Principal Stockholders and Gilat Stockholders have agreed to enter into this Agreement; and

           WHEREAS, each of the Principal Stockholders and the Gilat Stockholders owns the number of shares of Purchaser Stock listed opposite his signature below.

           NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

           1.         Agreements.

                      (a) Voting Agreement. Subject to Section 4 hereof, the Principal Stockholders and the Gilat Stockholders irrevocably agree to take such actions as are necessary to vote or cause to be voted the shares of Purchaser Stock beneficially owned or controlled by each such stockholder at the Stockholder Meeting, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Corporation, in favor of the Sale and the other transactions contemplated by the Acquisition Agreement and against any competing proposal.

                      (b) No Inconsistent Arrangements. Unless specifically required by court order or by operation of law, in which case any transferee of any or all of the shares of Purchaser Stock held by either a Principal Stockholder or a Gilat Stockholder shall agree to be bound hereby, each of the Principal Stockholders and the Gilat Stockholders hereby covenants and agrees that
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he shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition) or consent to any transfer of, any or all shares of Purchaser Stock beneficially owned by him, or any interest therein if such transfer would result in the stockholder no longer having the power to vote or cause to be voted such shares of Purchaser Stock in favor of the Sale and the other transactions contemplated by the Acquisition Agreement (pursuant to Section 1(a) hereof), (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all shares of the Purchaser Stock beneficially owned by him, or any interest therein if the entering into or performance of any such contract, option or other agreement or understanding would result in the stockholder no longer having the power to vote or cause to be voted such shares of Purchaser Stock in favor of the Sale and the other transactions contemplated by the Acquisition Agreement (pursuant to Section 1(a) hereof), (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the shares of Purchaser Stock beneficially owned by him, (iv) deposit any or all the shares of Purchaser Stock beneficially owned by him into a voting trust or enter into a voting agreement or arrangement with respect to such shares, other than pursuant to this Agreement, or (v) take any other action that would in any way restrict, limit or interfere with the performance of such stockholder's obligations hereunder or the transactions contemplated hereby or by the Acquisition Agreement.

                      (c) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use his best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and by the Acquisition Agreement.

           2.         Representations and Warranties.

                      Each of the Principal Stockholders and the Gilat Stockholders hereby represent and warrant to the Corporation and each other as follows:

                                 (a) Ownership of Securities. On the date hereof, the stockholder is the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of shares of Purchaser Stock as set forth opposite his signature hereto. The stockholder has the sole power to vote with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the shares of Purchaser Stock beneficially owned by such stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                                 (b) Power; Binding Agreement. The stockholder has the power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the stockholder will not violate any agreement to which the stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement or


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           voting trust. This Agreement has been duly and validly executed and delivered by the stockholder and constitutes a valid and binding agreement of the stockholder, enforceable against the stockholder in accordance with its terms.

                                 (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental entity is required for the execution of this Agreement by the stockholder and the consummation by the stockholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the stockholder, the consummation by the stockholder of the transactions contemplated hereby or compliance by the stockholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the stockholder is a party or by which the stockholder or any of his properties or assets may be bound or (B) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the stockholder or any of his properties or assets, other than, in each case, any such violations or defaults which, individually or in the aggregate, do not impair the ability of the stockholder to perform his obligations hereunder.

           3. Stop Transfer. None of the Principal Stockholders or the Gilat Stockholders shall request that the Corporation register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such stockholder's shares of Purchaser Stock, unless such transfer is made in compliance with this Agreement.

           4. Termination. This Agreement and the covenants, representations and warranties and agreements contained herein or granted pursuant hereto shall terminate only upon the earlier to occur of (i) the termination of the Acquisition Agreement in accordance with its terms or (ii) the consummation of the transactions contemplated by the Acquisition Agreement.

           5. Fiduciary Duties. Each of the Principal Stockholders and Gilat Stockholders is signing this Agreement solely in his capacity as the beneficial owner of the shares Purchaser Stock set forth opposite his signature below, and nothing herein shall prohibit, prevent or preclude such stockholder from taking or not taking any action in such stockholder's capacity as a director of the Corporation (or as an officer of the Corporation acting solely at the direction of the Board of Directors of the Corporation), to the extent permitted by the Acquisition Agreement.

           6.         Miscellaneous.

                      (a) Specific Performance. Each party hereto recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by any other party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties hereto agree that, in addition to any other available


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remedies, the non-breaching party shall be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Agreement.

                      (b) Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provisions in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever.

                      (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                      (d) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

                                 (e) Notices. All notices, requests, claims,
demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

if to the Principal Stockholders, to:

                     rStar Corporation
                     3000 Executive Parkway, Suite 150
                     San Ramon, California  94583
                     Attn:  Lance Mortensen
                     Telephone: 925-543-0300
                     Facsimile: 925-543-0301

with a copy to:

                     Piper Marbury Rudnick & Wolfe LLP
                     6225 Smith Avenue
                     Baltimore, Maryland  21209
                     Attention: Wilbert H. Sirota
                     Telephone: 410-580-3000
                     Facsimile: 410-580-3001

if to the Gilat Stockholders:

                     c/o Gilat Satellite Networks, Ltd.
                     21/D Yegia Kapayim Street


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                     Daniv Park, Kiryat Arye
                     Petah Tikva, Israel
                     Facsimile:  972-3-921-3321
                     Attn: Yoav Leibovitch

with a copy to:

                     Arnold & Porter
                     399 Park Avenue
                     New York, New York  10022
                     Facsimile:  (212) 715-1399
                     Attn:  Steven G. Tepper, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                      (f) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                      (g) Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

                      (h) Amendment; Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

                      (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                           [INTENTIONALLY LEFT BLANK]


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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                            RSTAR CORPORATION



                                            By:   /s/ Lance Mortensen
                                               ---------------------------------
                                            Name:  Lance Mortensen
                                            Title:   President & CEO



                                            THE MORTENSEN 2000 FAMILY
                                            RESOURCE TRUST
SHARES:    4,474,858
          -----------
                                            By:    /s/ Brian Herrera
                                               ---------------------------------
                                            Name:  Brian Herrera
                                            Title:  Trustee


                                            THE MORTENSEN CHARITABLE TRUST
SHARES:    1,356,017
          -----------

                                            By:   /s/ Brian Herrera
                                               ---------------------------------
                                            Name:  Brian Herrera
                                            Title:  Trustee


                                            CAVCO OF NORTH FLORIDA, INC.

SHARES:    804,718                          By:    /s/ Charles Appleby
          -----------                          ---------------------------------
                                            Name:  Charles Appleby
                                            Title:  President


                                -Signature Page-
                                Voting Agreement
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                                            THE ARNOUSE CHARITABLE TRUST


SHARES:    1,695,022                        By:     /s/ Christopher R. Purrier
          -----------                          ---------------------------------
                                            Name:  Christopher R. Purrier
                                            Title:  Trustee




SHARES:    1,882,532                            /s/ Michael Arnouse
          -----------                          ---------------------------------
                                                    Michael Arnouse



                                            GILAT SATELLITE NETWORKS LTD.


SHARES:    548,648                          By:     /s/ Yoav Leibovitch
          -----------                          ---------------------------------
                                            Name:  Yoav Leibovitch
                                            Title:   Chief Financial Officer &
                                                     Vice President,
                                                     Finance & Administration


                                            GILAT SATELLITE NETWORKS
                                            (HOLLAND) B.V.


SHARES:    21,869,443                       By:      /s/ Gerton A. Lusink
          -----------                          ---------------------------------
                                            Name:  Gerton A. Lusink
                                            Title:   Managing Director


                                -Signature Page-
                                Voting Agreement